SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2015

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on July 15, 2015, the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, elected Robert Lerwill to serve on RAI’s Board as a Class II Director and appointed him to serve on the Board’s Compensation and Leadership Development Committee. Mr. Lerwill is a designee of Brown & Williamson Holdings, Inc., referred to as B&W, a subsidiary of British American Tobacco p.l.c., referred to as BAT. A copy of the press release announcing Mr. Lerwill’s election to the Board and appointment to the Board’s Compensation and Leadership Development Committee is attached this Current Report on Form 8-K as Exhibit 99.1.

Under the terms of a July 30, 2004 governance agreement, as amended, among RAI, BAT and B&W, referred to as the governance agreement, B&W has the right, based upon the current ownership of BAT and its subsidiaries of approximately 42% of RAI common stock, to designate five people for nomination to RAI’s Board – three of which must be “independent directors” under the New York Stock Exchange listing standards and the governance agreement. With respect to the designation of Mr. Lerwill as a nominee for election to the Board, B&W requested and received a waiver from RAI’s Other Directors (as defined in the governance agreement) to any objection to B&W’s designation of Mr. Lerwill as an “independent director” under the terms of the governance agreement. Although Mr. Lerwill was a director of BAT during the three years immediately preceding his designation by B&W, Mr. Lerwill retired from BAT’s board of directors in April 2013, and RAI’s Board has determined that he is an “independent director” under the New York Stock Exchange listing standards. After the July 15, 2015 election of Mr. Lerwill, RAI’s Board is comprised of 14 Directors. While the governance agreement provides that the total number of RAI Directors is 13, BAT has agreed that the size of RAI’s Board will be temporarily increased to 14 to accommodate the election of Murray Kessler following RAI’s acquisition of Lorillard, Inc., so long as the Board size is reduced to 13 by the time of RAI’s 2016 annual meeting. In addition to Mr. Lerwill, the other current RAI Directors who have been designated as independent directors by B&W pursuant to the governance agreement are: Ronald S. Rolfe (Class I Director) and Martin D. Feinstein (Class III Director). The other current RAI Directors designated by B&W pursuant to the governance agreement are: John P. Daly (Class II Director) and Ricardo Oberlander (Class III Director). Each class of RAI Directors serves a staggered three-year term, with the term of the Class I, Class II and Class III Directors ending generally on the date of the RAI annual shareholders’ meeting held in 2017, 2018 and 2016, respectively. Mr. Lerwill’s initial term as a Class II Director, however, is scheduled to expire on the date of RAI’s 2016 annual shareholders’ meeting because under the law of North Carolina (the state in which RAI is incorporated), the term of a director elected to fill a vacancy will expire at the next shareholders’ meeting at which directors are elected (notwithstanding that the term of the other Directors in that same class is not yet scheduled to expire).

Mr. Lerwill is eligible to participate in the non-employee director compensation arrangements described in the Reynolds American Inc. 2015 Outside Directors’ Compensation Summary, which summary was filed as Exhibit 10.31 to RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and which is incorporated herein by reference. Mr. Lerwill has entered into an indemnification agreement with RAI, the same indemnification agreement which RAI offers to all of its executive officers and directors. Such indemnification agreement was filed as Exhibit 10.1 to RAI’s Form 8-K dated February 1, 2005 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated July 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: July 15, 2015

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated July 15, 2015